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                                                                   EXHIBIT 10.14


                         CONSULTING SERVICES AGREEMENT


      This Consulting Services Agreement ("Agreement") is made by and between Adaptec, Inc., a Delaware corporation, with a place of business at 691 South Milpitas Boulevard, Milpitas, CA 95053 ("Consultant"), and Jaycor Networks, Inc., a Delaware Corporation, with a place of business at 9775 Towne Centre Drive, San Diego, CA 92121 (the "Company"), and is effective as of the 12th day of November, 1998 ("Effective Date").

      The Company desires to engage Consultant as an independent contractor, and not as an employee, to perform certain services on the terms and conditions set forth herein.

      NOW, THEREFORE, the parties agree as follows:

      1.    SCOPE OF SERVICES.

            1.1 Duties. Consultant shall perform the consulting services requested by the Company and outlined on the Statement of Work attached hereto as Exhibit A ("Statement of Work"), as it may be amended by the Company and Consultant from time to time (the "Services"). The Statement of Work includes a listing of those Consultant employees who will perform the Services, and the required minimum time commitment and term of service for each such employee. Consultant will use reasonable commercial efforts to make such Consultant employees available to perform the designated Services during the Term of this Agreement.

            1.2 Performance. Consultant shall use reasonable commercial efforts to perform the Services in accordance with the Statement of Work. All Services shall be performed at such facilities as the Company and Consultant may agree. Consultant agrees, while working on the Company's premises, to observe the Company's rules and policies relating to conduct, health and safety and security of, access to or use of the Company's premises or any of the Company's properties, including proprietary or Confidential Information (as that term is defined below). All Services are performed on an "AS IS" basis without any warranty whatsoever, except for Consultant's contractual commitments hereunder. CONSULTANT EXPRESSLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE RESULTS OF THE SERVICES, AND DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF SUCH SERVICES, THE RESULTS OF SUCH SERVICES, CONSULTANT TECHNOLOGY AND ANY COMPANY WORK PRODUCT.

            1.3 Project Management. Consultant's initial Project Manager shall be Tom Gregory. The Company's initial Project Manager shall be Tom Marmen. Each Project Manager shall be empowered to make any necessary decisions concerning the scope, performance or timetable of the Services. A party's Project Manager may be changed upon written notice to the other party.
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            1.4   Employees, Subcontractors and Third Parties. Except as
specified in Exhibit A, Consultant may use employees, subcontractors or other third parties to perform the Services (collectively, "Subcontractors"). With respect to any Subcontractors, Consultant shall be responsible for: (i) payment of all salaries or other compensation or expenses payable or reimbursable to such Subcontractor; and (ii) effecting any necessary payroll tax withholding.

            1.5 Independent Contractor. The parties agree that Consultant is an independent contractor in the performance of the Services and is not an employee of the Company. The Company shall take no deductions from any compensation paid to Consultant for taxes or related payroll deductions, and Consultant agrees to file all such forms and pay all such taxes as may be required by virtue of Consultant's status as an independent contractor. Nothing herein or in the performance hereof shall imply a joint venture or principal and agent relationship between the parties. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other.

      2.    TERM AND TERMINATION.

            2.1 Term. This Agreement shall commence on the date and year first above written and shall continue until the earlier of one (1) year from the Effective Date or the completion of all Services hereunder, unless earlier terminated in accordance with the provisions of this Section 2 or upon the mutual agreement of the parties.

            2.2 Termination for Convenience. Company may terminate this Agreement by delivering written notice to Consultant at least fourteen (14) days in advance of the desired termination date. In the event of such termination, the Company shall pay Consultant its accrued but unpaid compensation for Services rendered through the termination and shall reimburse Consultant for expenses properly incurred and documented in accordance with the provisions of Section 3.2.

            2.3 Termination for Breach. If either party defaults in the performance of any material provision of this Agreement, the non-defaulting party may terminate this Agreement upon notice thereof.

            2.4 Unavailability of Consultant Subcontractors. In the event a Subcontractor assigned to perform Services ceases to be available to perform Services as a consequence of death, disability, illness, voluntary resignation, termination for cause or otherwise (but not as a consequence of Consultant's re-assignment of such Subcontractor for Consultant's convenience) ("Unavailability Event"), the parties will use good faith efforts to agree upon a suitable replacement. In the event no agreement is reached within five
(5) business days of the Unavailability Event, either party may terminate this Agreement, upon notice given to the other party, with respect to the Services performed by the unavailable Subcontractor. In the event of such termination, the performance of the remainder of this Agreement will continue unimpaired.

            2.5 Return of Materials; Cooperation. Upon termination of this Agreement for any reason, Consultant shall promptly return to the Company (i) all records, materials, equipment, drawings and document which are owned, leased or licensed by the Company; and



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(ii) any data of any nature pertaining to or incorporating any Confidential
Information of the Company, including any copies thereof, provided to Consultant in connection with its performance of the Services.

            2.6 Survival. The termination of this Agreement for any reason shall not terminate the obligations or liabilities of the parties under Sections 3, 4 and 5 and the applicable portions of Section 6, below, and under this Section 2, each of which shall survive any such termination.

      3.    COMPENSATION.

            3.1 Compensation. In consideration of the Services, the Company agrees to pay Consultant as set forth on the Statement of Work. Consultant will invoice the Company monthly for the Services, and shall include with such invoice a detailed summary of hours incurred for which payment is due, and the Company shall pay such invoices within thirty (30) days of receipt of invoice.

            3.2 Expense Reimbursement. The Company shall reimburse Consultant for all reasonable expenses incurred in connection with the performance of the Services. Reimbursable expenses shall be invoiced to the Company on a monthly basis, together with all supporting documentation reasonably required by the Company, and the Company shall pay such invoices within thirty (30) days of receipt of invoice.

      4.    PROPRIETARY INFORMATION; CONFIDENTIALITY; WARRANTY

            4.1 Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information, including but not limited to (i) techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, APIs, and formulae related to the current, future and proposed products and services of the Company; (ii) the Company's respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information; and (iii) proprietary or confidential information of any third party who may disclose such information to the Company or Consultant in the course of the Company's business. Confidential Information should be designated in writing as "confidential" (or words of similar import) or should be of such nature or sensitivity that Consultant should clearly understand that the information is disclosed in confidence.

            4.2 Exclusions from Nondisclosure and Non-Use Obligations. Consultant's obligations under Section 4.3 ("Nondisclosure and Non-Use Obligations") with respect to Confidential Information shall terminate when Consultant can document that: (i) the information was in the public domain or commonly known in the fibre channel industry at or subsequent to the time it was communicated to Consultant by the Company through no fault of Consultant; or (ii) the information was rightfully in Consultant's possession free of any obligation of confidence



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to the Company at or subsequent to the time it was communicated to Consultant by the Company.

          4.3 Nondisclosure and Non-use Obligations. Except as permitted in this paragraph, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform under the Statement of Work for the benefit of the Company. Consultant agrees that Consultant shall treat all Confidential Information of the Company with the same degree of care as Consultant accords to Consultant's own Confidential Information, but in no case less than reasonable care. If Consultant is not an individual, Consultant agrees that Consultant shall disclose Confidential Information only to those of Consultant's employees who need to know such information, and Consultant certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Consultant under this Agreement. Consultant agrees not to communicate any information to the Company in violation of the proprietary rights of any third party. Consultant will immediately give notice to the Company of any unauthorized use or disclosure of the Confidential Information of which Consultant learns. Consultant agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information, to the extent such use or disclosure is by a current or past Subcontractor who gained access to such Confidential Information through work for Consultant.

          4.4 Ownership of and Licenses to Consultant Technology. Excluding the Purchased Assets (as that term is defined in that certain Asset Acquisition Agreement between the Company and Consultant dated November 12, 1998 (the "Asset Acquisition Agreement")) and subject to the Fibre Channel Cross-License Agreement between Company and Consultant, dated November 12, 1998, Consultant owns, or will own, certain pre-existing intellectual property rights in technology or proprietary data which may be used in the performance of the Services or be incorporated in the Company Work Product (the "Consultant Technology"). Consultant expressly retains all right, title and interest in and to the Consultant Technology and any underlying intellectual property rights. Provided the Company has complied with all payment obligations set forth in
Section 3.1 hereof, Consultant will provide to the Company a fully-paid, worldwide, non-exclusive license to use the Consultant Technology solely in connection with the use and exploitation of the results of the Services and the Company Work Product, if any.

          4.5  Ownership of Company Work Product. Subject to the provisions of
Section 4.4, all right, title and interest in and to the following shall belong exclusively to the Company: programs, systems, data, materials, processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other tangible or intangible subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, that Consultant, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes (a) within the scope of the Statement of Work, or


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(b) using Company materials and which relate to the RIO chip or MAC software
(collectively the "Company Work Product"). Consultant hereby assigns and transfers to the Company in perpetuity all of Consultant's worldwide rights, title and interest in and to the Company Work Product, including, but not limited to, all copyrights, trade secret rights and other proprietary rights therein. Consultant agrees to execute such copyright and other documents of assignment, transfer or registration as the Company may reasonably request, at the Company's expense, in order to assist the Company in obtaining, perfecting, evidencing or protecting its rights.

          4.6 Maintenance of Records. Consultant agrees to keep and maintain current written records of all Company Work Product (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and, subject to Section 4.4, shall remain the sole property of the Company at all times. Consultant agrees to promptly disclose to the Company all Company Work Product.

          4.7 Injunctive Relief for Breach. Consultant's breach of its obligations under this Section 4 may result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. In the event of such breach and damage, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper.

     5.   LIMITATION OF LIABILITY.

     IN NO EVENT WILL EITHER PARTY LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF ITS PERFORMANCE UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, EVEN IF THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL EITHER PARTY'S LIABILITY HEREUNDER EXCEED THE TOTAL COMPENSATION PAID TO CONSULTANT BY THE COMPANY FOR THE SERVICES.

     6.   MISCELLANEOUS.

          6.1 Notices. Any notice, demand, request or other communications hereunder shall be in writing and shall be deemed sufficient when delivered personally or sent by facsimile (with prompt confirmation of receipt) or upon deposit in the U.S. mail, as certified or registered first class mail, with postage prepaid, and addressed, if to the Company, at Company's place of business set forth above; and if to Consultant, at Consultant's place of business set forth above, attention: General Counsel, in the case of Consultant, and Chief Financial Officer, in the case of Company, unless another address shall have been designated for notice.

          6.2 No Conflict of Interest. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement, and that Consultant will not, during the term of this Agreement, accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Consultant's obligations under this Agreement.


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            6.3   Assignment. Except as provided in Section 1.4, neither party shall assign its rights and obligations hereunder, or any portion thereof, without the prior written consent of the other party.

            6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

            6.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect.

            6.6 Expenses. Except as provided in Section 3.2, each party hereto shall pay the expenses incurred (including, without limitation, the fees of counsel) on each party's behalf in connection with this Agreement or any transactions contemplated by this Agreement.

            6.7 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous written or oral communications or agreements between the Company and Consultant, regarding the subject matter hereof. This Agreement may only be amended by written agreement between the Company and Consultant.

            6.8 Waivers. No waiver of any provision of this Agreement shall be effective, except pursuant to a written instrument signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

            6.9 Counterparts. This Agreement may be executed in one or two counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.



ADAPTEC, INC.                           JAYCOR NETWORKS, INC.

("Consultant")                          ("Company")


By: /s/ LARRY BOUCHER                   By: /s/ TERRY M. FLANAGAN
   ------------------------------          -------------------------------------

Title:                                  Title:
      ---------------------------             ----------------------------------


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                                   EXHIBIT A

                               STATEMENT OF WORK


     I.   DESCRIPTION OF PROJECTS AND TASKS

          A.   Rio Product

     Provide architectural design and black implementation for the Rio Chip

          B.   Support for Avid

     Supporting MAC software and interface as required by the customer.

          C.   Other

     II.  REQUIRED EMPLOYEES

          1.   Mr. Stillman Gates shall perform those services described under
Section I(A) above, on an as needed basis and as requested by Company in its discretion (which could include up to 40 hours per week in any given week), until the later of Successful Rio Product Introduction, as that term is defined in Section 2.5(a) of the Asset Acquisition Agreement, or one (1) year.

          2. Mr. Don Lee shall perform those support services Company must perform for Avid, on an as needed basis and as requested by Company in its discretion (which could include up to 40 hours per week in any given week) for a period of six (6) months from the Effective Date of this Agreement

     III. COMPENSATION

          Company shall pay to Consultant the following hourly rates for actual Services rendered:

          Mr. Gates: Adaptec regular rate of pay to Mr. Gates, plus 34%. (Any travel expenses will be reimbursed in accordance with Section 3.2.)

          Mr. Lee: $100 per hour. (Any travel expenses will be reimbursed in accordance with Section 3.2.)

          Any other Subcontractor: TBD upon agreement upon such Subcontractor.


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